0 February 2014 Investor Presentation May 2015

Forward Looking Statements

Certain statements included in this presentation are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of New York REIT, Inc. (the "Company," "we," "our" or "us") and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will", "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

NYRT
NEW YORK REIT
1

Forward-Looking Statements (cont'd)

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- All of our executive officers are also officers, managers and/or holders of a direct or indirect interest in our Advisor and other American Realty Capital-affiliated entities; as a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor's compensation arrangements with us and other investor entities advised by American Realty Capital affiliates, and conflicts in allocating time among these entities and us, which could negatively impact our operating results;
- Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital-advised programs or investors, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders;
- We depend on tenants for our revenue, and, accordingly, our revenue is dependent upon the success and economic viability of our tenants;
- We may not be able to achieve our rental rate incentives and our expenses could be greater, which may impact our results of operations;
- Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends;
- We have not generated cash flows sufficient to pay returns to stockholders, as such, we may be forced to borrow at higher rates or depend on our Advisor or our Property Manager, New York Recovery Properties, LLC, to waive reimbursement of certain expenses and fees to fund our operations;
- We may be unable to pay or maintain cash dividends or increase dividends over time. Amounts paid to our stockholder may be a return of capital and not a return on a stockholder's investment.
- We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates, including fees payable upon the sale of properties;
- We are subject to risks associated with the significant dislocations and liquidity disruptions that recently existed or occurred in the credit markets of the United States;
- We may fail to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes ("REIT");
- Our properties may be adversely affected by economic cycles and risks inherent to the New York metropolitan statistical area ("MSA"), especially New York City; and
- We may be adversely affected by changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of United States or international lending, capital and financing markets.

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3 Projections This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described under “Risk Factors” section of the Company’s Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and “Forward-Looking Statements.” The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. This presentation also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. These and other factors could cause results to differ materially from those expressed in these publications and reports.

4 Overview xCertain assets not yet stabilized xIn-place rents 10-15% below market xProven acquisition capabilities x100% New York City / 96% Manhattan xOver 90% office & retail x95.2% occupied xAverage lease term of ~10 years xLow cap ex requirements x~41% combined debt/enterprise value x3.1x combined interest coverage xShares trading at a discount to NAV New York City Focus High Quality Portfolio Solid Balance Sheet Strong Growth Prospects Attractive Valuation Note: All metrics as of March 31, 2015

5 Total SF (mm) 3 31 10 10 55 41 Manhattan Real Estate Exposure (% SF) “Pure Play” on New York City 96% 82% NYRT’s portfolio has the highest concentration of Manhattan- based real estate of all public REITs 81% 49% 22% Source: SNL Financial and company filings for Q1 2015. Note: All metrics for NYRT shown represent the company’s proportionate ownership as of Q1 2015, including proportionate ownership of unconsolidated joint ventures. All other companies based on reported square footage. Amounts also include properties under development. 69%

6 Portfolio Mix by Cash Rent (1) Includes retail at office buildings (2) Includes parking, hotel, and multifamily - All calculations are based on March 31, 2015 annualized cash rents, excluding Viceroy Hotel and 416 Washington Street parking garage which are third party managed and based on March 31, 2015 annualized Cash NOI Property Type by Cash Rent 96% 3.4% 0.6% Manhattan Brooklyn Queens Borough by Cash Rent NYRT is: » 100% New York City » 98% Office/Retail Office Retail (1) Other (2) 83% 15% 2%

7 Major Assets Note: All metrics are as of 3/31/2015 (1) Square footage represents 48.9% of building total which is NYRT’s pro rata share of its Joint Venture investment in Worldwide Plaza Top 5 properties account for more than 70% of portfolio Cash NOI Property Square Footage Occupancy (as of 3/31/15) Average Remaining Lease Term Borough Worldwide Plaza (1) 1,003,249 93% 12.4 Manhattan 1440 Broadway 748,502 92% 4.9 Manhattan Twitter Building 281,294 99% 12.7 Manhattan 333 West 34th Street 346,728 100% 9.2 Manhattan Red Bull Building 165,670 100% 8.5 Manhattan Total 5 Major Assets 2,545,443 95% 9.9

8 7.2% 3.4% 3.4% 1.5% 1.1% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 2015 2016 2017 2018 2019 (1) As of March 31, 2015. Excludes Hotel and Multifamily properties. (2) Approximately 171,000 SF is attributed to Rent Path, Inc.(formerly Primedia) at 1440 Broadway Well-Staggered Lease Maturity Schedule Office & Retail Portfolio (1) (2) Less than 20% lease rollover in the next five years

9 » Reasons for lower recurring capex needs (tenant improvements, leasing commissions, and building maintenance) include: • Over 66% of office portfolio is LEED Gold Certified (1) , based on square footage • Long average lease term of ~10 years reduces short term and intermediate term recurring cap ex needs • Recurring cap ex for retail properties is generally much lower than for office » Total trailing 12 month recurring capex for the portfolio is ~1% of cash NOI (2) » Expect long term recurring capex to be 5-10% of cash NOI Low Recurring Cap Ex (1) Excludes standalone retail and other assets from calculation; LEED is a rating system governed by the United States Green Building Council, which stands for Leadership and Environmental/Energy Design (2) Based on the period from Q2 2014-Q1 2015

Internal Growth Potential

- **Key drivers:**
  - Elimination of free rent abatements at 50 Varick Street, the Twitter Building, and Worldwide Plaza
  - Ramp-up of the recently opened Viceroy Hotel
  - Repositioning of retail space at 1440 Broadway
- **Expect 4-5% long-term growth in same store property cash NOI once portfolio is stabilized**
  - Contractual rent increases of ~3% per year
  - Additional growth from vacant space lease up and increased income from below market lease rollover
  - In-place rents are 10-15% below market

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11 Stabilized Cash NOI (1) • Management currently believes cash NOI for its portfolio should stabilize at $140 to $150 million in the next 12 to 24 months • Key factors that will influence stabilized cash NOI include: o Burn off of contractual free rent in place today o Stabilization of Viceroy hotel (opened December 2013) o Completing retail repositioning project at 1440 Broadway o Maintaining portfolio occupancy at 95-96% (1) Cash net operating income (“Cash NOI”) is a non-GAAP metric and is further defined in the “Non-GAAP Metrics” section of this presentation. Note: There is no guarantee that this targeted stabilized Cash NOI will be achieved or that it will be achieved within the targeted time frame

Internal Growth Potential
Case Study – Worldwide Plaza

- Acquired 48.9% interest in Worldwide Plaza in October 2013 for $648 million ($220 million of equity and $428 million of assumed debt)
- NYRT is executing on its strategy to lease up vacant office space
  - ~139,000 square feet of office space has been leased since acquisition
  - Under LOI to lease an additional ~33,000 square feet of office space
- Potential increase in Cash NOI [(1)] due to vacant space lease up is ~$5 million

$ in millions	
Occupancy At Acquisition	91.2%
Current Occupancy (as of Q1)	93.2%
Pro Forma Occupancy	98.1[(2)]
Cash NOI At Acquisition [(3)]	$31,708
Pro Forma Cash NOI[(1)]	$36,793
Incremental Cash NOI[(1)]	$5,085
Incremental Capital Expenditures	$9,572
Incremental Value At 4.0% Cap Rate	$117,553
Incremental Value Per Share [(4)]	**$0.70**
Incremental Value At 5.0% Cap Rate	$92,128
Incremental Value Per Share [(4)]	**$0.55**

Worldwide Plaza Incremental NOI	
$ in millions	
Shanken Communications - 33rd Floor	$1,101
CBS - 30th Floor	$972
Rubenstein – 34th & 35th Floors	$2,075
Pending LOI - 29th Floor	$937
Total	**$5,085**

(1) Cash net operating income ("Cash NOI"), incremental cash net operating income ("Incremental Cash NOI"), and pro forma cash net operating income ("Pro Forma Cash NOI") are non-GAAP metrics and are further defined in the "Non-GAAP Metrics" section of this presentation
(2) Assumes existing LOI on the 29th floor is executed
(3) Based on Q1 2014 annualized
(4) Based on 167.6 mm shares outstanding

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Internal Growth Potential
Case Study – 1440 Broadway

- Acquired 1440 Broadway in December 2013 for $529 million
- Executing a retail repositioning strategy by:
  - Increasing retail rents as leases expire
  - Creating additional retail space through (1) converting the Broadway lobby to retail (2) leasing the basement as retail and (3) leasing a portion of the second floor as retail
- Potential pickup in Cash NOI [2] due to retail repositioning is ~$4 million

Retail At Time of Acquisition

Tenant	Square Footage	In-Place Annualized Cash Rent (Q1 2015)	Rent Per Square Foot
Tenant A	11,533	$1,224	$106
Tenant B	1,206	$197	$163
Tenant C	4,242	$747	$176
Total	**16,981**	**2,168**	**$128**

Pro Forma Retail

Tenant	Square Footage	Market Rent	Rent Per Square Foot
CVS – Broadway	7,535	$2,548	$338
CVS - Second Floor	14,650	$949	$ 65
Broadway Lobby Recapture	858	$360	$420
New Tenant B – Broadway	4,044	$1,717	$425
New Tenant B - Basement	15,652	$783	$ 50
Total	**42,739**	**6,360**	**$149**

$ in millions	
Cash NOI at Purchase [1]	$28,234
Pro Forma Cash NOI w/ Retail Value [2]	$32,424
Incremental Cash NOI [2]	$4,190
Incremental Estimated Capital Expenditures	$11,457
Incremental Value At 4.0% Cap Rate	$93,293
Incremental Value Per Share [3]	**$0.56**
Incremental Value At 5.0% Cap Rate	$72,343
Incremental Value Per Share [3]	**$0.43**

(1) Based on Q1 2014 Annualized
(2) Cash net operating income ("Cash NOI"), incremental cash net operating income ("Incremental Cash NOI"), and pro forma cash net operating income ("Pro Forma Cash NOI") are non-GAAP metrics and are further defined in the "Non-GAAP Metrics" section of this presentation
(3) Based on 167.6mm shares outstanding

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14 External Growth Opportunity » Proven acquisition capabilities: • Acquired over $2 billion of Manhattan real estate prior to listing • Acquired Twitter’s Manhattan headquarters location in August, 2014 for $335 million (“Twitter Building”) » Fixed price option to acquire remaining interest in Worldwide Plaza at $669 per square foot beginning in January, 2017: • Believe option price represents a discount to estimated Fair Market Value of the asset • Would represent ~31% increase in square footage from current portfolio 1.) Based on 6/30/14 Closing Price of $11.06, and 6/30/14 Share Count and Combined Debt Balances

15 External Growth Opportunity Worldwide Plaza Option Sensitivity Analysis Year NOI (100%) Option Price (100%) 1,387,592 2014A 66,816 Option Price PSF $676 2015E 70,846 Option Date 1/1/2017 2016E 79,072 Total RSF (100%) 2,051,634 2017E 82,032 Management's Assumed Asset Value PSF $900 $1,000 $1,100 - Fixed Price Option PSF (1) 676 676 676 = Gain PSF $224 $324 $424 Asset Value (51.1%) $943,546 $1,048,385 $1,153,223 - Option Price (51.1%) 709,059 709,059 709,059 = Gain (51.1%) $234,487 $339,325 $444,164 Discount Rate 7% 7% 7% Years (2) 1.7 1.7 1.7 Discounted Gain ($) $209,283 $302,853 $396,423 Shares 166.7 166.7 166.7 Gain/Share $1.26 $1.82 $2.38 (1) Includes modest adjustment for future leasing costs estimated as of 3/31/2015 (2) Years remaining between March 31, 2015 and earliest call option date of January 1, 2017

16 Debt Strategy » Strong balance sheet consistent with investment grade metrics. » Management’s goal is to: • Target combined debt/enterprise value less than 50% • Maintain interest coverage in excess of 2.5 times • Target 40% -60% unencumbered assets as a percentage of total assets • Maintain well-staggered debt maturities

17 $22 $358 $103 $314 12 $0 $200 $400 $600 $800 $1,000 2015 2016 2017 2018 2019 Balance Sheet Snapshot (1) Includes $330 million on the revolving credit facility for which two 1-year extension options are available (2) Based on March 31, 2015 closing price of $10.48 per share; and March 31, 2015 debt balances and share count (3) Actual availability is based on certain coverage ratios for the borrowing base properties and may be less than total undrawn commitments (dollarsinthousands) As of 3/31/15 Interest Rate Consolidated Mortgage Debt $172,121 3.6% Credit Facility -Fixed $80,000 3.4% Credit Facility -Floating $555,000 1.9% Consolidated Debt $807,121 2.4% Company’s Share of Unconsolidated Mortgage Debt $427,875 4.6% Combined Debt $1,234,996 3.2% Credit Facility: Capacity $705,000 Credit Facility: Drawn $635,000 Credit Facility:Undrawn Commitments (3) $70,000 Combined Debt Maturity Schedule (millions) • Staggered debt maturities • 4.3 years weighted average debt term • ~41% Combined Debt/Enterprise Value (2) • 3.1x Combined Interest Coverage (1)

18 Dividend With Depreciation Shield Dividend Without Depreciation Shield Dividend Per Common Share $0.46 $0.46 Pre-Tax Dividend Yield 4.39% 4.39% Tax Shield 100% 0% Times: % Taxable 0% 100% Times: Individual Tax Rate 50% 50% Equals: Taxes 0.00% 2.19% Pre-Tax Dividend Yield 4.39% 4.39% Less: Taxes 0.00% 2.19% Equals: After Tax Dividend Yield 4.39% 2.19% Divided by: Individual Tax Rate 50% 50% Pre Tax Equivalent Yield 8.78% 4.39% Not All Dividends Are Created Equal (1) Based on March 31, 2015 closing share price (2) 100% of 2014 NYRT dividend was a return of capital (not currently taxable) (3) Pre tax equivalent yield (assuming 50% tax rate) would need to be 8.78% (2) (3) (1) NYRT’s dividends are taxed less than its peers due to recently acquired assets with higher tax shields

19 External Management » NYRT is externally managed at an annual fee of 50 basis points on assets (1) o External management creates a lower cost structure for the benefit of NYRT shareholders o Allows NYRT to retain services of full management team that built the company o Enables NYRT to access numerous resources available at the American Realty Capital platform » American Realty Capital, the initial sponsor of NYRT, has also sponsored two additional New York City focused non-traded REITS o Under the supervision of it’s independent Board of Directors, NYRT actively manages the allocation of investment opportunities to avoid potential conflicts of interest (1) Asset management fee of 50 basis points on portfolio for total assets up to $3 billion, and 40 basis points for total assets inexcess of $3 billion. The fee may be paid in cash or stock at the election of the advisor. Additional Services From Advisor and its Affiliates Operations IT Marketing Accounting Legal Human Resources Originations Due Diligence Investment Banking Investor Relations Financing

20 Experienced NYRT Management Team and Board of Directors Michael Ead Senior V.P. and Counsel Michael Happel CEO Judi Stillman Controller Greg Sullivan CFO & COO Robert Burns Independent Director P. Sue Perrotty Independent Director Zachary Pomerantz V.P. Asset Management Patrick O’Malley (1) Chief Investment Officer William Kahane Chairman Randolph C. Read Independent Director (1) Patrick O’Malley is currently CIO of the advisor American Realty Capital not the New York REIT; he will become CIO of the NewYork REIT upon completion of the annual meeting

Senior Management Team



Michael A. Happel, *Chief Executive Officer*

Mr. Happel has over 25 years of experience investing in real estate including acquisitions of office, retail, multifamily, industrial and hotel properties as well as acquisitions of real estate companies and real estate debt. From 1988-2002, he worked at Morgan Stanley & Co., specializing in real estate and becoming co-head of acquisitions for the Morgan Stanley Real Estate Funds, or MSREF, in 1994. While at MSREF, he was involved in acquiring over $10 billion of real estate and related assets in MSREF I and MSREF II. As stated in a report prepared by Wurts & Associates for the Fresno County Employees' Retirement Association for the period ending September 30, 2008, MSREF I generated approximately a 48% gross IRR for investors and MSREF II generated approximately a 27% gross IRR for investors. In 2002, Mr. Happel left Morgan Stanley & Co. to join Westbrook Partners, a large real estate private equity firm with over $5 billion of real estate assets under management at the time. In 2004, he joined Atticus Capital, a multi-billion dollar hedge fund, as the head of real estate with responsibility for investing primarily in REITs and other publicly traded real estate securities.



Gregory W. Sullivan, *Chief Financial Officer and Chief Operating Officer*

Mr. Sullivan's career in real estate and corporate finance spans over 30 years. Prior to joining NYRT, Mr. Sullivan was Chief Financial Officer, Executive Vice President and Treasurer of STAG Capital Partners, a NYSE-listed REIT, and served on the board of STAG's predecessor companies from 2003. He also served as Executive Vice President for Corporate Development for New England Development LLC (NED) from 2002 to 2011, where his role was to expand and diversify NED's real estate and non-real estate private equity activities. Prior to joining NED in 2002, Mr. Sullivan was Executive Vice President and Chief Financial Officer of Trizec Hahn Corporation from 1994 to 2001, a $9 billion, NYSE-listed real estate company headquartered in Toronto.

From 1987 to 1994, Mr. Sullivan served in various capacities at AEW Capital Management in Boston, then a $13 billion investment advisor, including overseeing investments for the company's real estate opportunity fund and heading the capital markets group. In addition, from 1982 to 1987, he served as a senior finance officer at M/A-COM, Inc., a Boston based telecommunications company and, from 1980 to 1982, he served as an investment banker at Smith Barney in New York. Mr. Sullivan received his Bachelor of Sciences degree from the University of Vermont and his Master of Business Administration degree from The Wharton School of the University of Pennsylvania.

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22 Appendix –Market Data

23 NYC EMPLOYMENT Source: U.S. Bureau of Labor Statistics / Cushman & Wakefield, February 2015 Market Overview Financial Services Still Lagging NYC Employment

24 The Financial sector is still a cornerstone of the New York economy at 34% of jobs, but is down from 45% in 1990. Professional Services and TAMI industries continue to fill the gap, further diversifying the economy. Source: Cushman & Wakefield, February 2015 Market Overview. NYC Changing Employment Structure (1990 vs. 2014) 1990 SHARE OF OFFICE-USING EMPLOYMENT 2014 SHARE OF OFFICE-USING EMPLOYMENT TAMI, 21% Professional Services, 34% Financial, 45% TAMI, 26% Professional Services, 40% Financial, 34%

25 0 100,000,000 200,000,000 300,000,000 400,000,000 1990 2000 2010 S q u a r e F e e t Manhattan Office Market -Asking Rents R e n t ( $ ) p e r S q u a r e F o o t Rising Rents Supply-Constrained Market with Long-Term Growth Source: Cushman & Wakefield and Bureau of Labor Statistics as of Q3 2014 Manhattan Office Market -Existing Office Space 400.2 Million Sq.Ft. No Net New Supply 393.9 Million Sq.Ft. $20 $30 $40 $50 $60 $70 $80 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 (26.3%) 10% Current asking rents need to increase 10% to meet ‘08 peak

NYC Midtown Office Rents are 11th Highest Internationally with Room for Rent Growth

#	City	Rent (US$/SF)
1	London – Central (West End), U.K.	$273.63
2	Hong Kong (Central), Hong Kong	250.61
3	Beijing (Finance Street), China	197.75
4	Beijing (CBD), China	189.39
5	Moscow, Russian Federation	165.05
6	New Delhi (Connaught Place – CBD), India	158.47
7	Hong Kong (West Kowloon), Hong Kong	153.65
8	London – Central (City), U.K.	152.67
9	Tokyo (Marunouchi Otemachi), Japan	136.46
10	Shanghai (Pudong), China	127.89
11	New York (Midtown Manhattan), U.S.	120.65
12	San Francisco (Downtown), U.S.	114.00
13	Paris, France	113.95
14	Singapore, Singapore	112.91
15	Shanghai (Puxi), China	112.14

#	City	Rent (US$/SF)
16	Mumbai (Bandra Kurla Complex), India	$103.52
17	Seoul (CBD), South Korea	102.55
18	Rio de Janeiro, Brazil	101.34
19	Sydney, Australia	99.06
20	Boston (Downtown), U.S.	96.25
21	Geneva, Switzerland	93.83
22	Seoul (Yeouido), South Korea	92.84
23	Dubai, United Arab Emirates	92.56
24	Sao Paulo, Brazil	91.78
25	Washington, D.C. (Downtown), U.S.	87.61
26	Zurich, Switzerland	84.10
27	Los Angeles (Suburban), U.S.	83.62
28	New York (Downtown Manhattan), U.S.	82.55
29	Jakarta, Indonesia	81.81
30	Istanbul, Turkey	81.44

Source: CB Richard Ellis Global Research and Consulting as of Q3 2014

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27 Appendix –Additional Information

28 218 West 18 th Street 50 Varick Street 256 West 38 th Street 306 East 61 st Street 229 West 36 th Street 1440 Broadway Worldwide Plaza 333 West 34 th Street Manhattan Office Portfolio Snapshot The Twitter Building

29 350 Bleecker Street 350 West 42 nd Street 382 BleeckerStreet 122 Greenwich Avenue Manhattan Retail Portfolio Snapshot * BleeckerStreet Retail Portfolio consists of 3 properties and 5 retail tenants. Bleecker Street Retail Portfolio*

30 NYRT 1Q Metrics 1Q Operating Results Cash NOI (1) $26.6 CoreFFO (1) $19.6 per share $0.12 AFFO (1) $17.0 per share $0.10 Dividend Yield 4.4% Pro Forma Payout Ratio (1) (2) Core FFO 98% AFFO 113% Leverage Information CombinedDebt to Enterprise Value (3)(4) 41% Weighted AverageInterest Rate 3.2% WeightedAverage Term 4.3 years Interest Coverage (1) 3.1x As of 3/31/15 ($ in Millions except share and per share information) (1) Cash net operating income (“Cash NOI”), Core Funds From Operations (“Core FFO ”), and Adjusted Funds From Operations are non-GAAP metrics and are further defined in the “Non-GAAP Metrics” section of this presentation. (2)Based on annual dividend of $.46 (3) Based on March 31, 2015 closing price of $10.48 per share; and March 31, 2015 debt balances and share count (4) Combined metrics include pro-rata share of unconsolidated debt Equity Information Equity Market Capitalization (3) $1.8 billion Combined Enterprise Value (3)(4) $3.0 billion

31 Non-GAAP Metrics This presentation uses certain non-GAAP metrics, including Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), Core Funds From Operations (“CFFO”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and Incremental Net Operating Income (“Incremental NOI”) . We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting may be something less informative than such non-GAAP financial metrics. However, these non-GAAP metrics should be read in conjunction with our reported GAAP financial statements. Note that our computation of these non-GAAP performance metrics may not be comparable to similarly-named performance metrics reported by other REITs or real estate companies, limiting their usefulness as a comparative measure. We compensate for these limitations by relying primarily on ou r GAAP results and using the non-GAAP measures only for supplemental purposes. Please see our consolidated financial statements and the related notes thereto. We use these non-GAAP metrics as an important part of our report and planning processes to, among other things,: • Monitor and evaluate the performance of our business operations; • Facilitate management’s internal comparisons of the historical operating performance of our business operations; • Facilitate management’s external comparisons of the results of our overall business to the historical operating performance other companies that may have different capital structures and debt levels; • Analyze and evaluate financial and strategic planning decisions regarding future operating investments; • Provide useful information to investors regarding financial and business trends related to our results of operations; and • Plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. These non-GAAP measures have limitations as analytical tools, and you should not consider any of these measures in isolation or as a substitute for analyses of our income or cash flows as reported under GAAP. Some these limitations are: • They do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments; • They do not reflect changes in, or cash requirements for, our working capital needs; • They do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on ourdebt; and depreciation, amortization and non- cash expense items that are reflected in our statements of cash flows.

Non-GAAP Metrics

Funds from operations (FFO)

Pursuant to the revised definition of funds from operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), we calculate funds from operations (FFO); a non-GAAP financial measure, by adjusting net income (loss) attributable stockholders (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to asset sales (land and property), impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO should not be considered as an alternative to net income attributable to stockholders (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to stockholders and considered in addition to cash flows determined in accordance with GAAP, as presented in our consolidated financial statements.

Adjusted funds from operations (AFFO)

AFFO; a non-GAAP financial measure; is core FFO excluding certain income or expense items that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. We exclude distributions related to Class B units and certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted. Furthermore we include certain cash inflow and outflows that are reflective of operating activities including preferred returns on joint ventures, second generation tenant improvement and leasing commissions (included in the period in which the lease commences) and recurring capital expenditures.

Although our AFFO may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to stockholders. In addition, we believe that to further understand our liquidity, AFFO should be compared with our cash flows determined in accordance with GAAP, as presented in our consolidated financial statements. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, and AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of our liquidity.

NYRT
NEW YORK REIT

Non-GAAP Metrics

Core funds from operations (Core FFO)

Core funds from operations (Core FFO), is FFO excluding acquisition and transaction related costs, other costs that are considered to be non-recurring, such as charges relating to the Listing Note, non-recurring revenue, such as lease termination or modification fees, and other non-recurring expenses. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make dividend payments to investors. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-recurring revenues and expenses, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Net operating income (NOI)

Net operating income (NOI) is a non-GAAP financial measure equal to net income attributable to stockholders, the most directly comparable GAAP financial measure, less discontinued operations, plus corporate general and administrative expense, acquisition and transaction costs, depreciation and amortization and interest expense, income from unconsolidated joint ventures, interest and other income and gains from investments in securities. NOI is adjusted to include our pro-rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Cash net operating income (Cash NOI)

NOI, presented on a cash basis, which is equal to NOI after eliminating the effects of straight-lining of rent and fair value lease revenue.

Incremental cash net operating income (Incremental Cash NOI)

Incremental NOI, presented on a cash basis, which is attributed to certain specific future anticipated events, incremental Cash NOI can include but is not limited to NOI generated from future vacant lease up, future building reconfiguration, and future mark to market of expiring leases.

Pro forma cash net operating income (Pro forma Cash NOI)

NOI, presented on a cash basis, plus certain Incremental Cash NOI (defined above).

NYRT
NEW YORK REIT